SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2003

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

     In a press release dated June 19, 2003, Level 3 Communications, Inc. (the "Registrant") reported that all of the holders of the Registrant's 9% Junior Convertible Subordinated Notes due 2012 had converted their entire holdings into shares of the Registrant's common stock, par value $.01 per share. This conversion reduces the Registrant's long-term debt by $457 million and will generate cash interest savings of approximately $41 million per year. In connection with the conversion, the Registrant issued approximately 161 million shares of its common stock, par value $.01 per share, in aggregate to the holders of these notes. Of the original $500 million issuance, $43 million had been previously converted. The approximate 161 million shares being issued under the transaction includes a premium of approximately 27 million shares to induce the conversion of the notes at this time. The Registrant's press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

4.1 Amendment No. 1 to the Third Supplemental Indenture, dated as of June 18, 2003, by and between the Registrant and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company, a New York banking corporation, as Trustee.

99.1 Press Release dated June 19, 2003 relating to the conversion of the Registrant's 9% Junior Convertible Subordinated Notes due 2012



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Level 3 Communications, Inc.



June 23, 2003                        By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President